UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                           MAY 30, 2006
         Date of Report (Date of earliest event reported)


                        JAVA EXPRESS, INC.
(Exact name of small business issuer as specified in its charter)

           Nevada                  000-50547               88-0515333
  (State of incorporation)    (Commission File No.)      (I.R.S. Employer
                                                         Identification No.)

          5017 Wild Buffalo Avenue, Las Vegas, NV 89131
             (Address of principal executive offices)

                          (702) 839-1098
                 (Registrant's telephone number)


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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In this current report references to "Java Express," "we," "us," and "our"
refer to Java Express, Inc. and its subsidiaries.

         SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 30, 2006, Lance Musicant, President, Treasurer, Chief Executive and Financial Officer, and sole director of Java Express, Inc. resigned those positions. The Board appointed the following individual to fill those vacancies: Howard Abrams. Howard Abrams has been a key employee since the acquisition of our operating subsidiary, K-Com Business Coaching Corp.(K-Com), on September 29, 2004.

Howard Abrams is an officer and director and founder of K-Com, our wholly owned subsidiary, and has performed consulting services through K-Com since prior to our acquisition of the business. He has been a self-employed business consultant to many private corporations since 1997 although began performing those services through K-Com in mid-July 2004. Prior to that he had extensive experience in business including the development and ownership of a retail appliance chain, and by serving as an officer of several corporations. Mr. Abrams studied mathematics and psychology at Brigham Young University in Provo, Utah.


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                            SIGNATURES

In accordance with the requirements of the Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                  JAVA EXPRESS INC.

                                  /s/ Howard Abrams
Date: May 31, 2006        By: _________________________________________
                                  Howard Abrams, President




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